Current Technology Launches New Celevoke Website to Promote Their GPS Asset Protection and Management Products Around the Globe

Liberty, TX –August 20, 2009 Current Technology Corporation (OTCBB:CRTCF) announced today that their 62% owned subsidiary Celevoke Inc.’s new website is live on the Internet  http://www.celevoke.com/ .

“We are extremely pleased with the result of NextPhaseStrategy’s hard work in producing Celevoke’s new branding and corporate website in only three short weeks,” stated Current Technology president Robert Kramer. “This new website for Celevoke is a benchmark for our future success and the launch and marketing of our GPS asset protection and management products to the global marketplace.”

“The positive impact of Internet has been largely felt by the business community. With the introduction of the Internet, the definition of business development has received a permanent change. Unlike the past, today developing and producing a quality product are not the only benchmarks for the growth of a business,” stated Ullrich Schade, president of NextPhaseStrategy. “Today visibility in the marketplace is a bigger factor. Corporate brands and products can now reach the global market and can be visible everywhere. Consumers and investors around the globe are now able recognize a company’s brand. Internet communications and promotions are now one of the most important factors for achieving success in business. And for a successful product promotion and campaign a company needs to improve their communications on the Internet – that’s why we produced this new website for Celevoke Inc.”

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology Corporation, and can be reached at http://www.celevoke.com or 936-334-1800.

About NextPhaseStrategy
NextPhaseStrategy is an award-winning branding and marketing company focused on producing results for its clients by providing complete integrated marketing communications services. NextPhaseStrategy has a 30 year track record helping companies build brands, drive sales and penetrate new markets. The company represents both emerging start-ups and established companies marketing their products throughout North America and beyond. Please see http://www.nextphasestrategy.com

Forward Looking Statement

This news release contains forward-looking statements regarding future events and Current Technology’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Current Technology operates and the beliefs and assumptions of Current Technology’s management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Current Technology’s future financial performance, Current Technology’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and  Current Technology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under "Risk Factors." Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Current Technology undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact:
CORPORATE:
Current Technology Corporation
Robert Kramer, 1-800-661-4247
or
INVESTOR RELATIONS:
Polestar Communications

Richard Hannon, 1-866-858-4100